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                                                                    Exhibit 8.1


                                                                   May 12, 1998



Diamond Holdings plc,
  Diamond Plaza,
    Daleside Road,
      Nottingham NG2 3GG,
        England.

Dear Sirs:

     We have acted as special United States counsel to Diamond Holdings plc (the "Issuer") in connection with the exchange offer by the Issuer of its pound sterling 135,000,000 10% Senior Notes due February 1, 2008 and its $110,000,000 9-1/8% Senior Notes due February 1, 2008 (together, the "Notes"). We hereby confirm to you our opinion as set forth in the Prospectus included in the Registration Statement on Form S-4 relating to the Notes (the "Registration Statement") under the caption "Taxation - United States".

     We hereby consent to the use of our name and filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                                  Very truly yours,


                                                  SULLIVAN & CROMWELL